Exhibit 99.1

SALE AND ASSIGNMENT AGREEMENT

AND BILL OF SALE

THIS SALE AND ASSIGNMENT AGREEMENT AND BILL OF SALE, dated and effective January 1, 2006, by and between ALAN I. KIRSHNER (the “Seller”), and MARKEL CORPORATION, a Virginia corporation (the “Buyer”).

WHEREAS, Seller owns rights and interests in Dominion Citation Group, LC, (the “Company”) including his Membership Interest in the Company (the “Conveyed Interests”) and wishes to sell and assign the Conveyed Interests to Buyer; and

WHEREAS, Buyer wishes to purchase the Conveyed Interests in the “Company” including Seller’s Membership Interest in the Company on the terms and conditions set forth herein.

NOW THEREFORE, for and in consideration of the payment of the purchase price of $134,000 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby grant, bargain, sell, convey, transfer and deliver to Buyer the Conveyed Interests. Seller warrants and represents that he is authorized to convey the Conveyed Interests and that the Conveyed Interests are free and clear of liens and other encumbrances.

TO HAVE AND TO HOLD, all such Conveyed Interests are hereby sold and transferred to Buyer and its successors and assigns forever.

Seller and Buyer each agree to execute such other documents and take such additional steps as may be reasonably necessary to effectuate the transfer of the Conveyed Interests as contemplated by this Sale and Assignment Agreement and to otherwise effectuate the purposes of this Sale and Assignment Agreement.

This Sale and Assignment Agreement shall be binding upon any successors and assigns, of the parties.

IN WITNESS WHEREOF, Seller has caused this Sale and Assignment Agreement and Bill of Sale to be executed as of the day and year first above written.

SELLER:

ALAN I. KIRSHNER

/s/ Alan I. Kirshner

BUYER:

MARKEL CORPORATION

By:	/s/ Steven A. Markel
Title:	Vice-Chairman